UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2012

ServiceSource International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35108	81-0578975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street

San Francisco, California 94107

(Address of principal executive offices, Zip code)

(415) 901-6030

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2011 Bonus Amounts

Effective February 6, 2012, the Compensation Committee of the Board of Directors of ServiceSource International, Inc. (the “Company”) approved the award of cash bonuses to the Company’s named executive officers under the Company’s 2011 Corporate Incentive Bonus Plan and 2011 Incremental Incentive Bonus Plan, as shown in the table below (amounts shown reflect the aggregate of the amounts paid to each officer under both plans, as applicable to the individual officer).

Named Executive Officer	Position	Bonus Amount
Michael A. Smerklo	Chief Executive Officer and Chairman of the Board	$345,000
Jeffrey M. Bizzack	President	$337,500
David S. Oppenheimer	Chief Financial Officer	$205,563
Robert J. Sturgeon	Chief Delivery Officer	$283,750
Ganesh Bell	Executive Vice President, Products	$159,550

The Company met or exceeded its targets under each of the two bonus plans, and paid in accordance with those plans, although our Compensation Committee elected to reallocate a portion of the 2011 Incremental Incentive Bonus Plan funds to allow discretionary payments based upon individual achievements.

Restricted Stock Grant

On February 8, 2012, the Compensation Committee of the Board of Directors of the Company approved the grant of 500,000 shares of Restricted Stock under the Company’s 2011 Equity Incentive Plan to Michael Smerklo, the Company’s Chief Executive Officer and Chairman of the Board.

300,000 of the shares of Restricted Stock are subject to service-based vesting, and will vest in equal installments of 75,000 on each of the first four anniversaries of the date of grant, subject to Mr. Smerklo’s continued service with the Company.

The remaining 200,000 shares of Restricted Stock are subject to performance-based vesting, and will vest as of the date on which the Company files its Annual Report on Form 10-K in respect of its fiscal year 2015, provided that the Company achieves revenue and annual contract value for its fiscal year 2015 that both reflect a percentage increase, compounded annually, over the Company’s annual revenue and annual contract value for its 2011 fiscal year of at least 25%, subject to Mr. Smerklo’s continued service with the Company. If the lower of the compounded annual percentage increase in either annual revenue or annual contract value (the “Lower Target Achievement”) is below 20% for the same period, none of the performance-based shares of Restricted Stock will vest. If the Lower Target Achievement is equal to 20%, half of the performance-based shares of Restricted Stock, or 100,000 shares will vest, and if the Lower Target Achievement is between 20% and 25%, the number of performance-based shares of Restricted Stock that will vest will be determined via straight line interpolation, such that between 100,000 and 200,000 shares will vest. In addition, in the event of certain terminations of employment following a Change in Control of the Company (as specified in the Amended and Restated Employment and Confidential Information Agreement, dated June 8, 2010, between Mr. Smerklo and the Company), Company performance will be measured through the end of the fiscal quarter immediately preceding the Change in Control and the number of performance-based shares of Restricted Stock that vest will be determined as if Mr. Smerklo had remained with the Company through the 2015 vesting date.

Mr. Smerklo will generally have the rights of a Company stockholder, including voting rights, with respect to the shares of Restricted Stock, but any dividends or shares received in the event of a stock split or other event affecting the Company’s capitalization will be subject to the same restrictions as the related shares of Restricted Stock.

Except as described above, Mr. Smerklo’s Restricted Stock grant will be governed by terms substantially similar to those in the Company’s form of restricted stock award agreement, a copy of which is attached to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	2011 Equity Incentive Plan Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2012

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Paul Warenski
Name:	Paul D. Warenski
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	2011 Equity Incentive Plan Form of Restricted Stock Award Agreement